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                                                                    EXHIBIT 99.1
HAIGHTS CROSS COMMUNICATIONS
PRESS RELEASE

Investor Contact:
Paul J. Crecca
(914) 289-9420
pjcrecca@haightscross.com

Editorial Contact:
Michael Stugrin
(562) 498-6353                                       FOR IMMEDIATE RELEASE
mstugrin@earthlink.net



          HAIGHTS CROSS COMMUNICATIONS ACQUIRES BUCKLE DOWN PUBLISHING


        Acquisition of Buckle Down Reinforces Triumph Learning's Position
                         as State-Based Test Prep Leader


White Plains, NY, April 19, 2004 - Haights Cross Communications, Inc. (HCC) today announced that it completed the acquisition of Buckle Down Publishing Company on April 15, 2004. Based in Iowa City, Iowa, Buckle Down was founded in 1982 and is one of the nation's leading publishers of test preparation materials for high-stakes state tests. Buckle Down will become a subsidiary of Triumph Learning, LLC, an HCC operating company based in New York, NY. Kevin McAliley, Triumph Learning's president and CEO, announced that Jay Shah, currently Triumph Learning's chief operating officer, will become president and CEO of Buckle Down. Doug Paul, Buckle Down's founder and owner, will step down as its president in order to consult for the combined entity. Financial terms were not announced.

"Buckle Down Publishing and Triumph Learning are a natural fit. Their combined imprints and catalogues represent the richest collection of well-proved, broadly used test preparation materials in the marketplace," said Peter J. Quandt, HCC chairman and CEO, "This acquisition positions Triumph Learning as the clear leader in this fast-growing segment of educational publishing. We believe it is in the best position to capitalize on the enormous growth driven by the No Child Left Behind Act."

Kevin McAliley added: "We're delighted to welcome the talented Buckle Down team to Triumph Learning. Combining Buckle Down's high quality books with Triumph Learning's Coach books and Coach software gives us the deepest, most highly customized product line for the 25 states we serve. Buckle Down's direct mail expertise will be combined with Triumph Learning's strong field sales force. As we have done with Triumph Learning, we will invest in Buckle Down so that our combined company will provide a comprehensive line of the highest

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quality print and software solutions for teachers and students preparing to master the standards assessed on state tests. Additionally, Jay Shah brings to Buckle Down ten years of supplemental publishing management experience. Jay has been key to Triumph Learning success, which is on track to almost double sales in four years. We are confident that he will contribute importantly to Buckle Down's future success."

About Triumph Learning, LLC:

A comprehensive provider of print and software preparation materials for state and national tests, Triumph Learning has a highly successful 19-year track record of publishing high-quality materials proven to help students master the standards assessed on high stakes state tests. Triumph Learning creates and distributes the renowned Coach series for testing programs in 23 states. For more information, visit www.triumphlearning.com

About Haights Cross Communications:

Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school library publishing, audio books, and medical continuing education publishing. Haights Cross companies include: Sundance/Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Recorded Books (Prince Frederick, MD), Chelsea House Publishers (Langhorne , PA), and Oakstone Publishing (Birmingham, AL). Haights Cross investors include Great Hill Partners and Peter J. Quandt. For more information visit www.haightscross.com.

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include, among others, changes in external market factors, changes in our
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circumstances described in forward-looking statements contained in this press
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with the understanding that our actual results may be materially different from
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statements by these cautionary statements.

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